                                                                   EXHIBIT 10.16

                                                                     OPTION: E-2

                          FOUNDERS FOOD & FIRKINS LTD.

                       NONQUALIFIED STOCK OPTION AGREEMENT

                       PURSUANT TO 1997 STOCK OPTION PLAN

     This AGREEMENT is dated this 14th day of December, 1999, and is entered into by and between Founders Food & Firkins Ltd., a Minnesota corporation (the "Company"), and William E. Burdick (the "Optionee"). Unless otherwise defined herein, certain capitalized terms shall have the meaning set forth in the Company's 1997 Stock Option Plan.

                              W I T N E S S E T H :

     1. NATURE OF THE OPTION. This Option does not constitute an Incentive Stock Option as defined in Section 422 of the Code.

     2. GRANT OF OPTION. Pursuant to the provisions of the Plan, the Company has granted to the Optionee on December 14, 1999, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or a part of an aggregate of 20,000 shares of Stock (the "Shares") at the purchase price of $4.00 per share, such option to be exercised as hereinafter provided.

     3. TERMS AND CONDITIONS. It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

     (a) EXPIRATION DATE. The option shall expire ten years after the date of grant specified in Section 2.

     (b) EXERCISE OF OPTION. Subject to the other terms of this Agreement regarding the exercisability of this option, this Option shall be exercisable cumulatively, to the extent of 50 percent of the Shares (10,000 Shares) on December 14, 2000, and an additional 50 percent of the Shares (10,000 Shares) on December 14, 2001, all as more completely described in Exhibit A; provided, however, that the partial exercise of the option shall, in no event, be for less than 25% of the number of shares for which options have been granted to the Optionee, unless such purchase would entirely exhaust the outstanding options then held by such Optionee.

     Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the option is being exercised. Notation of any partial exercise shall be made by the Company on
Schedule I hereto.

     (c) PAYMENT OF PURCHASE PRICE UPON EXERCISE. At the time of any exercise, the purchase price of the Shares as to which this option is exercised shall be paid in cash to the Company, unless the Board shall permit payment of the purchase price in another manner permitted by Section 7.4 of the Plan.

     (d) TRANSFERABILITY. This option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of the Optionee, this option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative.

     (e) NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to this option prior to the date of issuance to him of a certificate for such shares.

     (f) COMPLIANCE WITH LAW AND REGULATIONS. This option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to
(i) the listing of such shares on any stock exchange on which the Stock may then be listed, and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise or the receipt of shares of Stock pursuant thereto would be contrary to applicable law.

     (g) PROVISION FOR PAYMENT OF WITHHOLDING TAXES. Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. The Company may be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company will require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option.

     4. TERMINATION OF RELATIONSHIP FOR MISCONDUCT. If the Board reasonably believes that the Optionee has committed an act of misconduct, it may suspend the Optionee's right to exercise this option pending a determination by the Board. If the Board determines that the Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee's estate shall be entitled to exercise any option whatsoever. In making such determination, the Board shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Board.

     5. INVESTMENT REPRESENTATION. The Board may require the Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in the form attached hereto as Exhibit B) in which the Optionee represents that the shares acquired by him upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

     6. OPTIONEE BOUND BY PLAN. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     7. NOTICES. Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, Attention: Chief Executive Officer; and any notice hereunder to the Optionee shall be addressed to him at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

     8. COUNTERPARTS. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Founders Food & Firkins Ltd. has caused this Agreement to be executed by its Chief Executive Officer and the Optionee has executed this Agreement, both as of the day and year first above written.

                                       FOUNDERS FOOD & FIRKINS LTD.

                                       By: /s/ Steven J. Wagenheim
                                          -----------------------------------
                                           Steven J. Wagenheim
                                           Chief Executive Officer

/s/ William E. Burdick
--------------------------------------
Optionee (signature)

Name and address of Optionee
(type or print):

William E. Burdick
--------------------------------------
5220 Silver Maple Circle
--------------------------------------
 Minnetonka, Minnesota 55343
--------------------------------------

                                    EXHIBIT A

                             OPTION AND VESTING DATA

Name of Optionee                        :    William E. Burdick
Number of Shares Subject to Option      :    20,000 shares
Date of Grant                           :    December 14, 1999

                             OPTION VESTING SCHEDULE


                                          NO. OF SHARES
               DATE                       EXERCISABLE
               -----------------------------------------
               December 14, 2000             10,000

               December 14, 2001             20,000



     The above vesting schedule assumes a ongoing relationship with the Company. Your rights to exercise the unvested portion of your option will cease upon termination of relationship with the Company. Reference is made to the Plan and to relevant sections of the Agreement between you and the Company for your rights to exercise the vested portion of your option in the event of termination of your relationship with the Company during lifetime or upon death. The above vesting schedule is in all respects subject to the terms of those documents.

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER      :    William E. Burdick
ISSUER         :    Founders Food & Firkins Ltd.
SECURITY       :    Common Stock
AMOUNT         :    ___________ Shares
DATE           :    _________________

     In connection with the purchase of the common stock ("Securities") of Founders Food & Firkins Ltd. (the "Company"), the undersigned represents to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing the Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act by the SEC, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and, in the case of an affiliate of the Company, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in paragraph (e) of Rule 144, if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

     In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of

Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (e) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Dated:                                 Signature of Purchaser:
      -----------------------


                                       --------------------------------------
                                       William E. Burdick

                    SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE


------------------------------------------------------------------
               Number of     Balance of
Date of        Purchased     Shares on    Authorized    Notation
Exercise        Shares       Option       Signature       Date
------------------------------------------------------------------



                                      I-1